UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 21, 2008

BioMarin Pharmaceutical Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-26727	68-0397820
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

105 Digital Drive, Novato, California	94949
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (415) 506-6700

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

On August 21, 2008, BioMarin Pharmaceutical Inc. (the “Company”) announced the roll-out of the national PKU patient registry, PKUDOS. The Company’s press release issued on August 21, 2008 is attached hereto as Exhibit 99.1. On a conference call to be held on Thursday, August 21, 2008 at 4:30 p.m. ET, related to the press release, the Company will discuss details of the national PKU registry roll-out and provide a Company update.

Included with the matters to be discussed on the Company update, a total of approximately 1,300 patients have been referred to the Company’s patient support services, BPPS, through July of this year, averaging approximately 8 referrals per working day over the first 7 months of the year. During July and early August, the referral rate has dropped to approximately 4 per working day. As a result, the Company expects that the Kuvan net product sales in the third quarter of 2008 will only be modestly higher than the Kuvan net product sales in the second quarter of 2008. However, the Company will reconfirm its previous guidance for the full year net sales of Kuvan of between $45 to $65 million, and that it still believes that the long term peak sales potential for Kuvan is $300 to $400 million.

The foregoing includes forward-looking statements about the business prospects of the Company, including, without limitation, statements about: the continued development and commercialization of Kuvan, revenue expectations for Kuvan and the long term market potential for Kuvan. These forward-looking statements are predictions and involve risks and uncertainties such that actual results may differ materially from these statements. These risks and uncertainties include, among others: the Company’s success in the continued commercialization of Kuvan; patient and physician perception and adoption of Kuvan; the percentage of PKU patients that are responsive to Kuvan; and those factors detailed in the Company’s filings with the Securities and Exchange Commission, including, without limitation, the factors contained under the caption “Risk Factors” in the Company’s 2007 Annual Report on Form 10-K and the factors contained in the Company’s reports on Form 10-Q. Stockholders are urged not to place undue reliance on forward-looking statements, which speak only as of the date hereof. The Company is under no obligation, and expressly disclaims any obligation to update or alter any forward-looking statement, whether as a result of new information, future events or otherwise.

Item 9.01. Financial Statements and Exhibits.

(a)	Financial Statements of Business Acquired.

Not Applicable.

(b)	Pro Forma Financial Information.

Not Applicable.

(c)	Shell Company Transactions.

Not Applicable.

(d)	Exhibits.

Exhibit 99.1	Press Release of the Company dated August 21, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BioMarin Pharmaceutical Inc., a Delaware corporation
(Registrant)

Date August 21, 2008	/s/ G. Eric Davis
G. Eric Davis
Vice President, General Counsel

EXHIBIT INDEX

Exhibit No.	Description

Exhibit 99.1	Press Release of the Registrant dated August 21, 2008